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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33176) pertaining to the Packaging Corporation of America Thrift Plan for Hourly Employees, Packaging Corporation of America Retirement Savings Plan for Salaried Employees and Packaging Corporation of America 1999 Long-Term Equity Incentive Plan of our report dated July 16, 1999 for the period ended April 11, 1999, included in Packaging Corporation of America's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 19, 2002